UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e) (2))
☐ Definitive proxy statement.

☒ Definitive additional materials.

☐ Soliciting material pursuant to Section 240.14a-12

HBT Financial, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒      No fee required.

☐      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11/

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐      Fee paid previously with preliminary materials.

☐      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON Thursday, May 21, 2020

The following Notice of Change of Location relates to the proxy statement of HBT Financial, Inc. (the “Company”), dated April 9, 2020 furnished to stockholders in connection with the solicitation of proxies by the board of directors of the Company for use at the annual meeting of stockholders to be held on Thursday, May 21, 2020 at 10:00 a.m. Central time. This supplement is being filed with the Securities and Exchange Commission and is being made available to our stockholders on or about April 23, 2020.

THIS NOTICE SHOULD BE READ IN CONJUCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON May 21, 2020

April 23, 2020

Meeting Date: Thursday, May 21, 2020

Meeting Time: 10:00 a.m. Central Time

Meeting Access: Virtual Stockholder Meeting http://www.meetingcenter.io/279163541

HBT Financial, Inc. (the “Company”) announced today that, due to the public health impact of COVID-19 pandemic, the Company will hold its 2020 Annual Meeting of Stockholders over the web in a virtual meeting format only. The date and time of the meeting and the proposals to be presented to stockholders at the meeting are unchanged.

The meeting webcast will be held on Thursday, May 21, 2020 at 10:00 a.m. Central Time. You will not be able to attend the Annual Meeting in person. To access the virtual meeting, you have two options.

Attending the Virtual Meeting as a Stockholder of Record

If you were a stockholder of record as of March 26, 2020 (the “Record Date”) (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you may attend the meeting by accessing the meeting center site at http://www.meetingcenter.io/279163541 and entering the 15-digit control number found on the proxy card or Notice of Internet Availability of Proxy Materials you previously received. The meeting password is HBT2020.

Registering to Attend the Annual Meeting as a Beneficial Owner

If you were a beneficial owner of record as of the Record Date (i.e. you held your shares in an account at a bank or broker), you will need to obtain a legal proxy from your bank or broker. Once you have received a legal proxy from your bank or broker, please provide a scan or image of the legal proxy via email to our transfer agent, Computershare, at legalproxy@computershare.com, with “Legal Proxy” noted in the subject line. Requests for registration must be received no later than 5:00 p.m. Eastern time on May 18, 2020. You will then receive confirmation of your registration, with a 15-digit control number, by email from Computershare. You may then attend the meeting by accessing the meeting center site at http://www.meetingcenter.io/279163541 and entering the control number. The meeting password is HBT2020.

Stockholder List

A list of stockholders of record will be available during the meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at the meeting center site at http://www.meetingcenter.io/279163541.

Voting Shares

If you are attending the Annual Meeting as a stockholder of record or registered beneficial owner and have not already voted your shares in advance, you will be able to vote your shares electronically during the Annual Meeting by clicking on the “Cast Your Vote” link on the meeting center site.

Even if you plan to virtually attend the Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, no additional action is necessary.